Exhibit 10(l)

RESTRICTED STOCK AGREEMENT

CANTEL MEDICAL CORP.

2006 EQUITY INCENTIVE PLAN

THIS AGREEMENT is made effective as of this          day of                         ,             , by and between Cantel Medical Corp., a Delaware corporation (the “Company”), and                                                    (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Participant is, on the date hereof, an employee or a non-employee member of the Board of Directors of the Company or of a Subsidiary of the Company; and

WHEREAS, the Company wishes to grant a Restricted Stock Award to the Participant for shares of the Company’s Common Stock pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company or the Committee under the Plan has authorized the grant of a Restricted Stock Award to the Participant;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.             Grant of Restricted Stock Award.  The Company hereby grants to the Participant on the date set forth above a Restricted Stock Award (the “Award”) for                                             (                ) shares of Common Stock, par value $.10 per share, of the Company  (the “Shares”) on the terms and conditions set forth herein, which Shares are subject to adjustment pursuant to Section 4(c) of the Plan. The Shares shall be issued to the Participant for no cash consideration.  The Company shall cause the Shares to be issued in “book form” with its transfer agent until such time as the risk of forfeiture and other transfer restrictions set forth in this Agreement have lapsed with respect to such Shares. In the alternative, in the Company’s sole discretion, the Company shall cause to be issued one or more stock certificates representing such Shares in the Participant’s name, and shall hold each such certificate (together with a stock power duly executed in blank by the Participant)  represented by the certificate.  The Company shall place a legend on such certificates describing the risk of forfeiture and other transfer restrictions set forth in this Agreement providing for the cancellation of such certificates if the Shares are forfeited as provided in Section 2 below.  Until such risk of forfeiture has lapsed or the Shares subject to this Award have been forfeited pursuant to Section 2 below, the Participant shall be entitled to vote the Shares and shall receive all dividends or other distributions attributable to such Shares, but the Participant shall not have any other rights as a shareholder with respect to such Shares.

2.             Vesting of Restricted Stock.

(a)           The Shares subject to this Award shall remain forfeitable until the risk of forfeiture lapses according to the following vesting schedule:

Vesting Date	Number of Shares
First anniversary of the date hereof
Second anniversary of the date hereof
Third anniversary of the date hereof

(b)           If the Participant’s employment or other relationship with the Company (or a Subsidiary of the Company) terminates at any time prior to a Vesting Date for any reason, including the Participant’s voluntary resignation or retirement, the Participant shall immediately forfeit all Shares subject to this Award which have not yet vested and for which the risk of forfeiture has not lapsed. The foregoing provision shall be subject to the terms of any employment agreement or similar agreement between the Participant and the Company (or a Subsidiary of the Company) that covers the vesting or forfeiture of Shares.  In addition, the Committee will have the right, in its sole discretion, to accelerate the vesting schedule under Section 2(a) above, in whole or in part.

3.             General Provisions.

(a)           Employment or Other Relationship.  This Agreement shall not confer on the Participant any right with respect to the continuance of employment or any other relationship with the Company or any Subsidiary, nor will it interfere in any way with the right of the Company or such Subsidiary to terminate such employment or relationship.

(b)           Mergers, Recapitalizations, Stock Splits, Etc.  Pursuant and subject to Section 4(c) of the Plan, certain changes in the number or character of the Company’s shares of Common Stock of the Company (through merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spin-off or similar transaction) shall result in an adjustment, reduction, or enlargement, as appropriate, in the number of Shares subject to this Award. Any additional Shares that are credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the Shares with respect to which the adjustment relates.

(c)           Shares Reserved.  The Company shall at all times during the term of this Award reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

(d)           Withholding Taxes.  To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all federal and state payroll, income or other taxes required to be withheld by the Company with respect to the Award made hereunder (the “Required Withholdings”) are so withheld. If the Company is unable to withhold the same, Participant hereby agrees (i) to pay the Required Withholdings to the Company promptly upon demand therefore, and (ii) that in the event he fails to do so, the Company may unilaterally transfer into its own name from any certificates representing Shares subject to the Award being held by the Company, a number of Shares having a Fair Market Value equal to the amount of the Required Withholdings.

(e)           2006 Equity Incentive Plan.  The Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to the Participant and is hereby incorporated into this Agreement.  This Agreement is subject to and in all respects limited and conditioned as provided in the Plan.  All defined terms of the Plan shall have the same meaning when used in this Agreement.  The Plan governs this Award and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

(f)            Scope of Agreement.  This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and of the Participant and any successor or successors of the Participant.

(g)           Non-Assignability Of Shares.  The Participant may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the Shares prior to vesting of the Shares in accordance with the terms of this Agreement.

(h)           Securities Laws.  The Participant agrees for himself, his heirs and legatees not to sell or otherwise transfer any and all Shares subject hereto except in compliance with the applicable provisions of the Securities Act of 1933, as amended from time to time (the “Act”) and any other applicable legal requirements.  Further, the Participant agrees that if the Participant’s sale of the Shares is at any time not covered by an effective registration statement under the Act (it being agreed that the Company will use its commercially reasonable best efforts to cause a registration statement (so long as such registration statement may be filed on Form S-8 or any substantially similar successor form) to be in effect during any period in which the same may be required in order to permit the Participant to sell the Shares in the public market), the Company may require the Participant to make such representations and agreements and furnish such information, and the Company may take such additional actions, in each case, as the Company  may in its reasonable discretion deem necessary or desirable to assure compliance by the Company, on terms acceptable to the Company, with the provisions of the Act and any other applicable legal requirements, including but not limited to the placing of a “stop transfer” order with respect to such Shares with its transfer agent and the placing of an appropriate restrictive legend on the certificate(s) evidencing such Shares in substantially the following form:

“The sale of the securities represented by this certificate has not been registered under the Securities Act of 1933, and may not be sold or transferred in the absence of an effective Registration Statement covering such sale or transfer under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act. In the event that a Registration Statement becomes effective covering the securities or counsel to the Company delivers a written opinion that registration is not required under said Act, this certificate may be exchanged for a certificate free from this legend.”

(i)            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed wholly within the State of New Jersey.

ACCORDINGLY, the parties hereto have caused this Agreement to be executed on the day and year first above written.

CANTEL MEDICAL CORP.

By:
Its:

Participant